Exhibit 3.1

SECOND

AMENDED AND RESTATED

BYLAWS

OF

CAPITAL SENIOR LIVING CORPORATION

i

ARTICLE FOUR: COMMITTEES

4.1	Designation	7
4.2	Number; Qualification; Term	7
4.3	Authority	7
4.4	Committee Changes	8
4.5	Regular Meetings	8
4.6	Special Meetings	8
4.7	Quorum; Majority Vote	8
4.8	Minutes	8
4.9	Compensation	8
4.10	Responsibility	8

ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS

5.1	Notice	8
5.2	Waiver of Notice	9
5.3	Telephone and Similar Meetings	9

ARTICLE SIX: OFFICERS AND OTHER AGENTS

6.1	Number; Titles; Election; Term; Qualification	9
6.2	Removal	9
6.3	Vacancies	10
6.4	Authority	10
6.5	Compensation	10
6.6	Chairman of the Board or Co-Chairmen of the Board	10
6.7	Chief Executive Officer	10
6.8	President and Chief Operating Officer	10
6.9	Chief Financial Officer	10
6.10	Vice Presidents	10
6.11	Treasurer	11
6.12	Assistant Treasurers	11
6.13	Secretary	11
6.14	Assistant Secretary	11

ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS

7.1	Certificated and Uncertificated Shares	11
7.2	Certificates for Certificated Shares	12
7.3	Issuance	12
7.4	Consideration for Shares	12
7.5	Lost, Stolen, or Destroyed Certificates	12

ii

7.6	Transfer of Shares	13
7.7	Registered Stockholders	13
7.8	Legends	13
7.9	Regulations	13

ARTICLE EIGHT: CERTAIN AFFILIATED TRANSACTIONS

8.1	Material Transaction	13

ARTICLE NINE: MISCELLANEOUS PROVISIONS

9.1	Dividends	14
9.2	Books and Records	14
9.3	Fiscal Year	14
9.4	Seal	14
9.5	Attestation by the Secretary	14
9.6	Resignation	14
9.7	Securities of Other Corporations	14
9.8	Amendment of Bylaws	15
9.9	Invalid Provisions	15
9.10	Headings; Table of Contents	15

iii

SECOND

AMENDED AND RESTATED

BYLAWS

OF

CAPITAL SENIOR LIVING CORPORATION

A Delaware Corporation

PREAMBLE

These bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware and the certificate of incorporation of Capital Senior Living Corporation (the “Corporation”). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the General Corporation Law of the State of Delaware or the provisions of the certificate of incorporation of the Corporation, such provisions of the General Corporation Law of the State of Delaware or the certificate of incorporation of the Corporation, as the case may be, will be controlling.

ARTICLE ONE: OFFICES

1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of Delaware.

1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE TWO: STOCKHOLDERS

2.1 Annual Meetings. An annual meeting of stockholders of the Corporation shall be held during each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, if not a legal holiday in the place where the meeting is to be held, and, if a legal holiday in such place, then on the next business day following, at the time specified in the notice of the meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.2 Special Meetings. Unless otherwise prescribed by statute and subject to any rights of holders of Preferred Stock, a special meeting of the stockholders may be called at any time only by the chairman or a co-chairman of the board of directors, or by a majority of the members of the board of directors then in office, and shall be called by the president at the request of stockholders possessing at least twenty-five percent of the voting power of all issued and outstanding voting stock entitled to vote generally in the election of directors. Only business within the purpose or purposes described in the notice of special meeting may be conducted at such special meeting.

2.3 Place of Meetings. The annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. Special meetings of stockholders may be held at any place within or without the State of Delaware designated by the person or persons calling such special meeting as provided in Section 2.2 above. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

2.4 Notice. Except as otherwise provided by law, written or printed notice stating the place, day, and hour of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting by or at the direction of the president, the secretary, or the person calling the meeting, to each stockholder of record entitled to vote at such meeting.

2.5 Voting List. At least ten days before each meeting of stockholders, the secretary shall prepare a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each stockholder and the number of voting shares held by each stockholder. For a period of ten days prior to such meeting, such list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any stockholder during ordinary business hours. Such list shall be produced at such meeting, and at all times during such meeting shall be subject to inspection by any stockholder. The original stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list.

2.6 Voting of Shares. Treasury shares and shares of the Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent, or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name so long as such shares form a part of the estate served by him and are in the possession of such estate. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his name if authority to do so is contained in the court order by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote such shares.

2.7 Quorum. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation or these bylaws. If a quorum shall not be present at any meeting of stockholders, a majority of the stockholders entitled to vote at the meeting, who are present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any reconvening of an adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which could have been transacted at the original meeting, if a quorum has been present or represented. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 Majority Vote; Withdrawal of Quorum; Certain Director Elections. If a quorum is present in person or represented by proxy at any meeting, the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall decide any questions brought before such meeting, unless the question is one on which, by express provision of law, the certificate of incorporation, or these bylaws, a different vote is required, in which event such express provision shall govern and control the decision of such question. With respect to an uncontested election of directors, a nominee for director shall be elected to the Board by the holders of a majority of stock which was actually voted. For purposes of uncontested elections of directors, an “uncontested election” means any meeting of the stockholders at which the number of nominees to be voted upon at such meeting does not exceed the number of directors to be elected, and a vote of the “holders of a majority of stock which was actually voted” means that the number of shares voted “for” a director’s election must exceed the number of votes cast “withhold authority” for or “against” that director’s election, with “abstentions” and “broker nonvotes” not counted as votes cast either “for” or “withhold authority” for or “against” that director’s election. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of stockholders which may leave less than a quorum remaining.

2.9 Method of Voting; Proxies. Every stockholder of record shall be entitled at every meeting of stockholders to one vote on each matter submitted to a vote, for every share standing in his name on the stock ledger of the Corporation except to the extent that the voting rights of the shares of any class or classes are increased, limited, or denied by the certificate of incorporation. Such stock ledger shall be the only evidence as to the identity of stockholders entitled to vote. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the secretary of the Corporation before, or at the time of, the meeting. No proxy shall be valid after 3 years from the date of its execution, unless otherwise provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

2.10 Closing of Transfer Records; Record Date. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may provide that the stock ledger of the Corporation shall be closed for a stated period but not to exceed in any event sixty days. If the stock ledger is closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock ledger, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock ledger is not closed and if no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date next preceding the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.10, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock ledger and the stated period of closing has expired.

2.11 Officers Duties at Meetings. The chief executive officer or chief operating officer shall preside at, and the secretary shall prepare minutes of, each meeting of stockholders, and in the absence of either such officer, his duties shall be performed by some person or persons elected by the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy.

2.12 Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent, unless such consent is unanimous. Any such unanimous consent shall have the same force and effect, as of the date stated therein, as a vote of such stockholders and may be stated as such in any document filed with the Secretary of State of Delaware or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each stockholder signs one of the counterparts. The signed consent or consents of stockholders shall be placed in the minute books of the Corporation.

ARTICLE THREE: DIRECTORS

3.1 Management. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors.

3.2 Number; Election; Term; Qualification. The number of directors which shall constitute the board of directors shall be not less than three. The first board of directors shall consist of the number of directors named in the certificate of incorporation. Thereafter, the number of directors which shall constitute the entire board of directors and whether such board is classified shall be determined by the provisions of the certificate of incorporation or if not so provided in the certificate of incorporation, as determined by resolution of the board of directors at any meeting thereof or by the stockholders at any meeting thereof, but shall never be less than three. At each annual meeting of stockholders, directors shall be elected to hold office for a term of office expiring at the annual meeting of stockholders at which the term of office of the class, if any, to which they have been elected expires and until their successors are elected and qualified. No director need be a stockholder, a resident of the State of Delaware, or a citizen of the United States.

3.3 Changes in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled only by a majority vote of the directors then in office, though less than a quorum, for a term of office expiring at the annual meeting of stockholders at which the term of office of the class, if any, to which they have been elected expires. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the certificate of incorporation, any newly created directorship(s) of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected.

3.4 Removal. Any director or the entire board of directors may be removed only for cause and only by the vote of the holders of a majority of the shares then entitled to vote at the election of directors. For purposes hereof, “cause” shall mean gross neglect or willful misconduct in the performance of his duties as a director.

3.5 Vacancies. Any vacancy occurring in the board of directors may be filled only by a majority vote of the directors then in office, though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve for the unexpired term of his predecessor in office. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors, any vacancies in such directorship(s) may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected.

3.6 Place of Meetings. The board of directors may hold its meetings in such place or places within or without the State of Delaware as the board of directors may from time to time determine.

3.7 First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and notice of such meeting shall not be necessary.

3.8 Regular Meetings. Regular meetings of the board of directors may be held without notice at such times and places as may be designated from time to time by resolution of the board of directors and communicated to all directors.

3.9 Special Meetings; Notice. Special meetings of the board of directors shall be held whenever called by the president or by any director. The person calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each director at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of any special meeting.

3.10 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the entire board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the act of a greater number is required by law, the certificate of incorporation, or these bylaws.

3.11 Procedure; Minutes. At meetings of the board of directors, business shall be transacted in such order as the board of directors may determine from time to time. The board of directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

3.12 Presumption of Assent. A director of the Corporation who is present at any meeting of the board of directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.13 Compensation. Directors, in their capacity as directors, may receive, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, for attending meetings of the board of directors or a stated salary. No director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefor.

3.14 Action Without Meeting. Any action which may be taken, or which is required by law, the certificate of incorporation, or these bylaws to be taken, at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall have been signed by all of the members of the board of directors or committee, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect, as of the date stated therein, as a vote of such members of the board of directors or committee, as the case may be, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each director or committee member signs one of the counterparts. The signed consent shall be placed in the minute books of the Corporation.

ARTICLE FOUR: COMMITTEES

4.1 Designation. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.

4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal, as a committee member or as a director.

4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation, including, without limitation, the power and authority to declare a dividend and to authorize the issuance of shares of the Corporation. Notwithstanding the foregoing, however, no committee shall have the authority of the board of directors in reference to:

(a)	amending the certificate of incorporation;

(b)	approving a plan of merger;

(c)	recommending to the stockholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

(d)	recommending to the stockholders a voluntary dissolution of the Corporation or a revocation thereof;

(e)	amending, altering, or repealing these bylaws or adopting new bylaws;

(f)	filling vacancies in the board of directors or of any committee;

(g)	filling any directorship to be filled by reason of an increase in the number of directors;

(f)	electing or removing officers of the Corporation or members or alternate members of any committee;

(g)	fixing the compensation of any committee member; or

(h)	altering or repealing any resolution of the board of directors that by its terms provides that it shall not be amendable or repealable.

4.4 Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee. However, a committee member may be removed by the board of directors, only if, in the judgment of the board of directors, the best interests of the Corporation will be served thereby.

4.5 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

4.6 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

4.7 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors as comprising the committee shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation, or these bylaws.

4.8 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

4.9 Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

4.10 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS

5.1 Notice. Whenever by law, the certificate of incorporation, or these bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, it shall be construed to mean that any such notice may be given (a) in person, (b) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books of the Corporation or, in the case of a stockholder, the share transfer records of the Corporation, or (c) by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid, and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, cable, telecopier, or similar means shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

5.2 Waiver of Notice. Whenever by law, the certificate of incorporation, or these bylaws, any notice is required to be given to any committee member, stockholder, or director of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a committee member, stockholder, or director at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.3 Telephone and Similar Meetings. Stockholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE SIX: OFFICERS AND OTHER AGENTS

6.1 Number; Titles; Election; Term; Qualification. The officers of the Corporation shall be a president and a secretary. The Corporation may also have a chairman of the board or co-chairmen of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents (and, in the case of each vice president, with such descriptive title, if any, as the board of directors shall determine), a treasurer, one or more assistant treasurers, one or more assistant secretaries, and such other officers and such agents as the board of directors may from time to time elect or appoint. Such officers shall have the powers and duties as may be prescribed by the board of directors. The board of directors shall elect a president and secretary at its first meeting at which a quorum shall be present after the annual meeting of stockholders or whenever a vacancy exists. The board of directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable. Each officer and agent shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified. Any person may hold any number of offices. No officer or agent need be a stockholder, a director, a resident of the State of Delaware, or a citizen of the United States.

6.2 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.3 Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the board of directors.

6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, that the board of directors may by resolution delegate to any one or more officers of the Corporation the authority to fix such compensation.

6.6 Chairman of the Board or Co-Chairmen of the Board. If elected by the board of directors, the chairman of the board or co-chairmen of the board shall have such powers and duties as may be prescribed by the board of directors.

6.7 Chief Executive Officer. The chief executive officer of the Corporation shall have the general control, management and supervision of the business and affairs of the Corporation and all of its assets, properties, operations, executive and other officers and employees. In general, the chief executive officer shall have and be permitted to exercise all of the powers and responsibilities usually appertaining to the office of chief executive officer of a corporation. The chief executive officer shall report to the Corporation’s board of directors and shall have such other powers and duties as may be prescribed by the board of directors.

6.8 President and Chief Operating Officer. The president and chief operating officer of the Corporation shall have general oversight of the management, marketing and development of the Corporation’s properties, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. The president and chief operating officer shall report to the Corporation’s chief executive officer and the Corporation’s board of directors and shall have such other powers and duties as may be prescribed by the board of directors.

6.9 Chief Financial Officer. The chief financial officer of the Corporation shall be the principal accounting and financial officer of the Corporation and shall have the general control, management and supervision of all matters pertaining to the accounts and finances of the Corporation, including its internal accounting controls and procedures, audited and unaudited financial statements, books of account, payment and collection procedures, bank accounts and deposits, and other related matters. In general, the chief financial officer shall have and be permitted to exercise all of the powers and responsibilities usually appertaining to the office of chief financial officer of a corporation. The chief financial officer shall report to the Corporation’s chief executive officer and the Corporation’s board of directors and shall have such other powers and duties as may be prescribed by the board of directors.

6.10 Vice Presidents. Each vice president shall have such powers and duties as may be prescribed by the board of directors or as may be delegated from time to time by the president, the chief executive officer or the chief operating officer and (in the order as designated by the board of directors, or in the absence of such designation, as determined by the length of time each has held the office of vice president continuously) shall exercise the powers of the president during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the absence or inability to act of the president at the time such action was taken.

6.11 Treasurer. The treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors. The treasurer shall audit all payrolls and vouchers of the Corporation, receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments, shall supervise the accounting and auditing practices of the Corporation, and shall have charge of matters relating to taxation. Additionally, the treasurer shall have the power to endorse for deposit, collection, or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The treasurer shall perform such other duties as may be prescribed by the board of directors or as may be delegated from time to time by the president.

6.12 Assistant Treasurers. Each assistant treasurer shall have such powers and duties as may be prescribed by the board of directors or as may be delegated from time to time by the president. The assistant treasurers (in the order as designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant treasurer continuously) shall exercise the powers of the treasurer during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by an assistant treasurer in the performance of the duties of the treasurer shall be conclusive evidence of the absence or inability to act of the treasurer at the time such action was taken.

6.13 Secretary. The secretary shall maintain minutes of all meetings of the board of directors, of any committee, and of the stockholders or consents in lieu of such minutes in the Corporation’s minute books, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings. The secretary may sign with the chief executive officer, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. The secretary shall have charge of the certificate books, share transfer records, stock ledgers, and such other stock books and papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director at the office of the Corporation during business hours. The secretary shall perform such other duties as may be prescribed by the board of directors or as may be delegated from time to time by the president.

6.14 Assistant Secretary. The board of directors may elect an assistant secretary. The assistant secretary shall have all of the same powers and duties as the secretary and may act in place of the secretary in all matters. The assistant secretary may sign with the chief operating officer, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto.

ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS

7.1 Certificated and Uncertificated Shares. The shares of the Corporation may be either certificated shares or uncertificated shares. As used herein, the term “certificated shares” means shares represented by instruments in bearer or registered form, and the term “uncertificated shares” means shares not represented by instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the Corporation.

7.2 Certificates for Certificated Shares. The certificates representing certificated shares of stock of the Corporation shall be in such form as shall be approved by the board of directors in conformity with law. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Corporation or in the records of the Corporation’s designated transfer agent, if any, and shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of Delaware; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which such certificate represents; (d) the par value of each share represented by such certificate, or a statement that the shares are without par value; and (e) such other matters as may be required by law. The certificates shall be signed by two separate persons holding such officerships of the Corporation as are designated by the board of directors to sign the certificates. Any of or all of the signatures on the certificates may be facsimile. The certificates may be sealed with the seal of the Corporation or a facsimile thereof.

7.3 Issuance. Shares with or without par value may be issued for such consideration and to such persons as the board of directors may from time to time determine, except in the case of shares with par value the consideration must be at least equal to the par value of such shares. Shares may not be issued until the full amount of the consideration has been paid. After the issuance of uncertificated shares, the Corporation or the transfer agent of the Corporation shall send to the registered owner of such uncertificated shares a written notice containing the information required to be stated on certificates representing shares of stock as set forth in Section 7.2 above and such additional information as may be required by Article 8 of the Delaware Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter.

7.4 Consideration for Shares. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive. When consideration as provided by law has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable. The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and surplus accounts.

7.5 Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new certificate or certificates in place of any certificate representing shares previously issued if the registered owner of the certificate:

(a)	Claim. Makes proof by affidavit, in form and substance satisfactory to the board of directors or any proper officer, that a previously issued certificate representing shares has been lost, destroyed, or stolen;

(b)	Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)	Bond. If required by the board of directors or any proper officer, in its or such officer’s discretion, delivers to the Corporation a bond or indemnity agreement in such form, with such surety or sureties, and with such fixed or open penalty, as the board of directors or such officer may direct, in its or such officer’s discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d)	Other Requirements. Satisfies any other reasonable requirements imposed by the board of directors.

7.6 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the stockholders thereof in person or by their duly authorized attorneys or legal representatives. With respect to certificated shares, upon surrender to the Corporation or the transfer agent of the Corporation for transfer of a certificate representing shares duly endorsed and accompanied by any reasonable assurances that such endorsements are genuine and effective as the Corporation may require and after compliance with any applicable law relating to the collection of taxes, the Corporation or its transfer agent shall, if it has no notice of an adverse claim or if it has discharged any duty with respect to any adverse claim, issue one or more new certificates to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. With respect to uncertificated shares, upon delivery to the Corporation or the transfer agent of the Corporation of an instruction originated by an appropriate person (as prescribed by Article 8 of the Delaware Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter) and accompanied by any reasonable assurances that such instruction is genuine and effective as the Corporation may require and after compliance with any applicable law relating to the collection of taxes, the Corporation or its transfer agent shall, if it has no notice of an adverse claim or has discharged any duty with respect to any adverse claim, record the transaction upon its books, and shall send to the new registered owner of such uncertificated shares, and, if the shares have been transferred subject to a registered pledge, to the registered pledgee, a written notice containing the information required to be stated on certificates representing shares of stock set forth in Section 7.2 above and such additional information as may be required by Article 8 of the Delaware Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter.

7.7 Registered Stockholders. The Corporation shall be entitled to treat the stockholder of record as the stockholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

7.8 Legends. The board of directors shall cause an appropriate legend to be placed on certificates representing shares of stock as may be deemed necessary or desirable by the board of directors in order for the Corporation to comply with applicable federal or state securities or other laws.

7.9 Regulations. The board of directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, or replacement of certificates representing shares of stock of the Corporation.

ARTICLE EIGHT: CERTAIN AFFILIATED TRANSACTIONS

8.1 Material Transaction. Any material transaction (or series of related transactions) between the Corporation and any director, officer or stockholder of the Corporation holding 5 % or more of the voting shares of the Corporation (“5% stockholder”) or any corporation, partnership, association or other organization in which any such director, officer or 5 % stockholder is an officer, director or is directly or indirectly financially interested must be approved by a majority of the disinterested directors upon such directors’ determination that the terms of the transaction are no less favorable to the Corporation than those that could have been obtained from third parties. The determination of whether a transaction (or series of related transactions) is material shall be made by a majority of the disinterested directors.

ARTICLE NINE: MISCELLANEOUS PROVISIONS

9.1 Dividends. Subject to provisions of applicable statutes and the certificate of incorporation, dividends may be declared by and at the discretion of the board of directors at any meeting and may be paid in cash, in property, or in shares of stock of the Corporation.

9.2 Books and Records. The Corporation shall keep complete and correct books and records of account and shall keep minutes of the proceedings of its stockholders, the board of directors, and any committee. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer, giving the names and addresses of all past and current stockholders and the number and class of the shares held by each of such stockholders.

9.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by the board of directors.

9.4 Seal. The seal, if any, of the Corporation shall be in such form as may be approved from time to time by the board of directors. If the board of directors approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the Corporation.

9.5 Attestation by the Secretary. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

9.6 Resignation. Any director, committee member, officer, or agent may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the president, or the secretary. Such resignation shall take effect at the time specified in the statement made at the board of directors’ meeting or in the written notice, but in no event may the effective time of such resignation be prior to the time such statement is made or such notice is given. If no effective time is specified in the resignation, the resignation shall be effective immediately. Unless a resignation specifies otherwise, it shall be effective without being accepted.

9.7 Securities of Other Corporations. The president or any vice president of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

9.8 Amendment of Bylaws. The power to amend or repeal these bylaws or to adopt new bylaws is vested in the board of directors; provided that any proposed amendment to or repeal of the penultimate sentence of Section 3.2 hereof or Article 8 hereof must be approved by a majority of the directors of the Corporation who are not employees of the Corporation, and in each case subject to the right of the stockholders to amend or repeal these bylaws by the affirmative vote of the holders of two-thirds of the shares entitled to vote in the election of directors.

9.9 Invalid Provisions. If any part of these bylaws is held invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.

9.10 Headings; Table of Contents. The headings and table of contents used in these bylaws are for convenience only and do not constitute matter to be construed in the interpretation of these bylaws.

The undersigned, the secretary of the Corporation, hereby certifies that the foregoing Second Amended and Restated Bylaws were adopted by the board of directors of the Corporation as of March 5, 2013.

/s/ David R. Brickman
David R. Brickman, Secretary

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